Exhibit 99.1

Lucira Health Announces Expanded Partnership with Switch Health to Increase Canadians’ Access to At-Home Molecular COVID-19 Tests

•	Lucira’s tests are the only available at-home self-test kits that deliver PCR-quality accuracy and early detectability in a single-use test kit with results in 30 minutes

•	Current surge of COVID-19 cases caused by the Omicron variant highlights the need for additional at-home testing that can reliably detect early infections and deliver rapid results

EMERYVILLE, CA, December 22, 2021 (GLOBE NEWSWIRE) — Lucira Health, Inc. (“Lucira”) (Nasdaq: LHDX), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, announced a new agreement with Switch Health Solutions Inc. (“Switch Health”) to increase Canadians’ access to at-home molecular COVID-19 tests as Omicron cases surge. Lucira will provide more than 2 million at-home COVID-19 test kits in 2022 as part of the deal.

“As Omicron cases surge around the world, the need for better testing solutions has never been more apparent,” said Erik Engelson, President and Chief Executive Officer of Lucira. “Only Lucira’s tests provide a PCR-quality test result in 30 minutes, wherever you are, from a simple, single-use kit. Making these tests more available is critical to help slow the spread of COVID-19.”

Switch Health is a Canadian healthcare company dedicated to providing better decentralized patient care. Switch Health has quickly become a leader in COVID-19 testing on-site at its Switch Health Clinics and at-home through its remote telehealth service and in-person visits.

“Switch Health’s ability to be a Canadian health care leader in decentralized diagnostics is in large part due to the innovative technologies we make available to everyday Canadians,” added Marc Thomson, Chief Operating Officer at Switch Health. “Lucira has been an instrumental partner in helping Switch Health achieve that in the COVID-19 era. Together, we are removing barriers to get Canadians safely back to work and reunited with their loved ones.”

Last month, Lucira announced confirmation that its COVID-19 Check-It (OTC) and All-In-One (Rx) molecular self-test kits’ can detect 100% of Omicron variant genome sequences analyzed, including the “stealth variant.” Lucira assays target viral sequence regions unaffected by the spike protein mutations found in Omicron, Delta, and other variants of concern, allowing it to maintain its accuracy in the face of an evolving virus.

Lucira has received Interim Order authorization from Health Canada to sell and distribute its COVID-19 test kits for at-home self-testing in Canada.

LUCIRA™ CHECK IT Test Kit

The Lucira™ Check-It (OTC) and All-in-One (Rx) test kits are Nucleic-Acid Amplification Tests (referred to as NAAT). The tests fit in the palm of your hand, extract genetic material from the virus and amplify it, similar to PCR lab tests, to detect the presence of virus earlier and more accurately than antigen tests. The test uses an approach called reverse transcriptase loop-mediated isothermal amplification (RT-LAMP). It was designed and tested extensively for individuals to use independently and does not require a physician’s prescription or supervised assistance. There is no additional equipment to purchase, such as a reader or instrument.

Each Lucira test kit contains everything needed to run one COVID-19 test. Users get the test device, two AA batteries, sample vial, swab and simple instructions. The batteries are inserted into the device and the sample vial is placed in the test unit. The user then opens the test swab packet and rotates the swab five times in each nostril. The swab is then stirred in the sample vial, which is then gently pressed into the test unit to start the test. The “ready” light will blink until a “positive” or “negative” green light is illuminated within 30 minutes. In the US, Lucira also offers a free LUCI Pass™ digital verified test result back to a user’s phone. LUCI Pass is accessed via text and does not require downloading an app. There is also an opt-in for public health reporting for users who wish to transmit their results to the relevant public health authorities.

In clinical trials, 100% of users successfully performed the test at home in about two minutes using Lucira’s easy-to-use ‘swab, stir and detect’ Check-It test kit.

In a Community Trial setting, Lucira™ Check-It results were compared with the Hologic Panther Fusion, considered a high-sensitivity molecular test due to its low Limit of Detection (“LOD”). Lucira’s accuracy was 98%, correctly detecting 385 out of 394 positive and negative samples in comparison to the Hologic Panther Fusion, excluding ten samples with very low levels of virus (those with very high PCR cycle thresholds of 37.5 or greater) that possibly no longer represented active infection. Comparative positive results agreed 97% of the time among this sample, and negative results agreed 98% of the time.

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira’s testing platform produces lab quality molecular testing in a single-use, consumer-friendly, palm-size test kit powered by two AA batteries. Lucira designed its test kits to provide accurate, reliable, and on-the-spot molecular test results anywhere and at any time. The Lucira™ Check-It COVID-19 Test Kit (OTC) and Lucira™ COVID-19 All-In-One Test Kit (Rx) are designed to provide a clinically relevant

COVID-19 result within 30 minutes from sample collection. For more information, visit www.lucirahealth.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “can,” “plans,” “will,” “may,” “anticipates,” “expects,” “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Lucira’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including our ability to increase production, streamline operations and increase product availability; the success of our test platform with COVID-19 including its variants, the extent and duration of the COVID-19 pandemic and our expectations regarding customer and user demand for our COVID-19 test kit; our ability to obtain and maintain regulatory approval for our test kits, including our existing Emergency Use Authorization for our COVID-19 test kits; the performance of, and our reliance on, third parties in connection with the commercialization of our test kits, including Jabil Inc. and our single-source suppliers; our ability to successfully continue to expand internationally; any impact on our ability to market our products; demand for our products due to deferral of procedures using our products or disruption in our supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to enhance our product offerings; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact

Greg Chodaczek

Investorrelations@lucirahealth.com

347-620-7010